Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-159831) of MDC Partners Inc. and subsidiaries of our report dated February 4, 2011, relating to the financial statements of Capital C Communications LP, which appears in this Form 8-K.

/s/ BDO Canada LLP

Toronto, Ontario
February 4, 2011